Exhibit 5.2

28 Liberty Street

New York, NY 10005

212 732-3200

April 4, 2023

AnPac Bio-Medical Science Co., Ltd.
801 Bixing Street, Bihu County
Lishui, Zhejiang Province 323006
People’s Republic of China

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form F-3 (File No. 333-256630) (including all amendments thereto, the “Registration Statement”) filed by AnPac Bio-Medical Science Co., Ltd., a company organized under the law of the British Virgin Islands (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, 1933 (the “Act”) and declared effective June 7, 2021. We are rendering this supplemental opinion in connection with the prospectus supplement (the “Prospectus Supplement”) dated March 31, 2023 relating to the offering of 625,000 American Depositary Shares (“ADSs”) (each ADS represents 20 Class ‘A’ ordinary shares), 125,000 pre-funded warrants (the “Pre-Funded Warrants”) to purchase 125,000 ADSs, 750,000 warrants to purchase up to an aggregate of 750,000 ADSs (the “Warrants”) and 37,500 ADSs issuable upon exercise of warrants issued to the placement agent (the “Placement Agent’s Warrants”) for the offering (together the “Securities”), which Securities are covered by the Registration Statement. We understand that the Securities are to be offered and sold in the manner set forth in the Prospectus Supplement.

We, as your special New York counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion each Pre-Funded Warrant and Warrant to be delivered in accordance with the Securities Purchase Agreements, and each Placement Agent’s Warrant to be delivered in accordance with the Placement Agency Agreement, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

In connection with the opinion expressed above, we have assumed that at or prior to the time of the issuance of the Pre-Funded Warrants, Warrants and Placement Agent’s Warrants: (i) the Company is, and shall remain, validly existing as a corporation under the laws of the British Virgin Islands; (ii) the effectiveness of the Registration Statement shall not have been terminated or rescinded; (iv) the Placement Agency Agreement and the Securities Purchase Agreements have been duly authorized, executed and delivered by the Company, and are valid, binding and enforceable agreements; and (v) there shall not have occurred any change in law affecting the validity or enforceability of the Pre-Funded Warrants and Warrants.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Representative’s Warrants.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 6-K relating to the offering of the Securities (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,